UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 6, 2016, there was a change in control of Experience Art and Design, Inc., a corporation organized under the laws of the State of Nevada (the "Company").

In accordance with a mutually agreed upon transaction by and between the Company, Derrick Lefcoe a majority shareholder (“Lefcoe”), and Matthew Dwyer and individual (“Dwyer”) and controlling shareholder of Baron Capital Enterprise, Inc. (“BCAP”), the Company has unanimously agreed via its Board of Directors to appoint Matthew Dwyer Director and CEO of the Company in exchange for Dwyer agreeing to exchange certain easily auditable assets of BCAP that had a market value in excess of $10,000,000 on December 30, 2016.  Dwyer and Lawrence Gorman (Gorman) will remain the Company’s two (2) Officers and Directors until Metropolitan Dry Cleaners, Inc. (“Metro”) is spun off, at which time Dwyer will be able to add additional members to the Company.

Dwyer was issued an aggregate 2.5 million shares of Series A Preferred Convertible Preferred stock of the Company as of January 6, 2017.  When Dwyer successfully spins off Metro he will be entitled to receive an additional 2.5 million shares of Series A Preferred Convertible Preferred stock of the Company from Gorman.

Therefore, in accordance with the transaction, the Company further accepted the resignation of Derrick Lefcoe, as Director, Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer effective January 6, 2017. Simultaneously, the Board of Directors appointed the consent of Dwyer as a member of the Board of Directors and Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer of the Company.

Baron Capital Enterprise, Inc - 1/2004 to present Business

Development Manger – 247 Media Responsibilities included but not limited to:

International Sourcing

Sales & Support Team Development Direct worldwide R&D efforts

Open Americas Market to 247 Media solutions

FundTech Solutions, LLC - 10/2008 – 3/2011 Managing Member

Responsibilities included but not limited to Building a client base

Negotiating and structuring all transactions Generated over  $8,000,000 in Gross revenue

Helped fund several million dollars for Small Cap Companies, both private and public

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Officer/Director or 5% or Greater Beneficial Owner	Amount and Nature of Beneficial Ownership of Convertible Series A Preferred Shares	Percentage after conversion Class (1)
Matthew Dwyer, Director and CEO, Secretary, CFO 7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	2,500,000	25%
Lawrence Gorman, Director and President 7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	2,500,000	25%
Directors and Executive Officers as a Group (1)	5,000,000	50%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report.

ITEM 7.01 Regulation FD Disclosure

2016 was an extraordinary year for EXAD. The first quarter of 2016 began with the Chiurazzi transaction being cancelled in December 2015 by the former director. At the same time as he resigned, I was elected the sole officer and director. The Company began at that moment engaging in the Oil & Gas and dry cleaning industries, two sectors that are affected very differently by adverse local or global economic conditions.

The Company later abandoned its desire to enter into the Oil & Gas sector after no further progress was made on this transaction. Instead we opted to focus on acquiring dry cleaners and other asset orientated operations to build shareholder value.

The dry cleaning market is over $9 billion in annual revenue and there is not one dominant player in the market. The top 10 companies combined earn about $100 million annually in a market with over 35,000 locations spread across the country. Thus a public company focused on this sector has an excellent chance of successfully fulfilling the hyper-growth model associated with microcap stocks.

EXAD was advised by Baron Capital (BCAP) initially, although on May 26, 2016 the parties agreed to mutually cease all connection due to negative stigma being attached to the Company for its association with BCAP. Going forward BCAP had no further role in the Company, nor did it have any more shares in the Company, nor did it have the right to any more shares in the Company.

After the negative associations early in 2016, I asked Mr. Dwyer for proof that he had a clean legal record: These legal proofs included a Florida State police criminal background check, as well as a LexisNexis search. Both results in fact show no adverse record, despite rumors that caused the connection to be ceased between BCAP and EXAD.

EXAD established Metropolitan Dry Cleaners LLC to house any dry cleaning operations that were to be acquired. I am pleased to report that a reverse merger was successfully effected between White Financial and Metropolitan Dry Cleaners LLC to create Metropolitan Dry Cleaners Inc. This became effective on January 4, 2017 and forms the basis for raising capital for Metropolitan to fund its acquisitions without diluting EXAD shareholders.

As some shareholders have noted and inquired about: White Financial was a subsidiary holding of Baron Capital until January 4, 2017. I wish to expand on how this event took place after the two companies’ ceased connection.

Some months after EXAD and BCAP parted ways, EXAD had made sufficient progress with the dry cleaning operation in the North Eastern United States that the company needed to find a non-dilutive, and non-toxic funding mechanism that would permit the capital raise required to fund the prospective acquisition. I thus approached Mr. Dwyer to ask if he could make recommendations for companies I might approach for capital raising purposes. In return he offered the White Financial blank check shell and his personal market expertise at no cost to EXAD. In fact the creation of Metropolitan Dry Cleaners Inc. has come at no absolutely cost to EXAD as a corporation, and directly benefits you as the shareholder, including the upcoming share distribution once the record date is announced.

Mr. Dwyer also offered at his own volition and personal expense to assist both myself and Larry Gorman over the recent Quarter as the company has appreciated in market value while progressing its agenda and reporting to the market via its corporate filings.

Mr. Dwyer approached me separately, and at a later date, to ask if I might consider expanding EXAD's focus through a new subsidiary. After some discussion we agreed to move ahead provided the assets could be PCAOB audited and had absolutely no association with Baron's past clients. I am pleased to announce that we have been able to meet both requirements. A new subsidiary with certain liquidable mark-to-market year-end asset assets in excess of $10 million will be coming into EXAD. These assets are already primed to grow substantially in value going forward, are not contestable in any format, have no association whatsoever with any past clients, and will be PCAOB audited.

The new assets allow EXAD to expand its focus of building shareholder wealth and complete the corporate agenda of becoming an OTCQB company. Along with the incoming assets, EXAD will also undergo a name and ticker change, enter DTC for the first time, and resolve the Cease Trade Order (CTO) that was imposed by the British Columbia Securities Commission (BCSC) that has been in effect from two prior managements ago. The combined actions should revitalize EXAD's market liquidity and boost its market capitalization on a valuation basis.

Having accomplished my initial goals for EXAD, my focus is now turned to growing my other public and private investments. It has been a pleasure serving the investors in EXAD and I wish you all the best in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.

DATE: January 6, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer